Exhibit 10.29

STOCKHOLDERS’ AGREEMENT

dated as of March 22, 2013

among

GEORGIA HOLDINGS, INC.,

AP GEORGIA HOLDINGS, LP,

APOLLO OVERSEAS CO-INVESTORS (MHE), L.P.

and

CERTAIN OTHER STOCKHOLDERS OF GEORGIA HOLDINGS, INC.

i

STOCKHOLDERS’ AGREEMENT dated as of March 22, 2013 (this “Agreement”), by and among GEORGIA HOLDINGS, INC., a Delaware corporation (the “Company”), AP GEORGIA HOLDINGS, LP, a Delaware limited partnership (“Apollo”), APOLLO OVERSEAS CO-INVESTORS (MHE), L.P., a Delaware limited partnership (“AOC (MHE)”) and the other Stockholders of the Company set forth on Schedule I that are signatories hereto, including those that, from time to time after the date hereof, become a party hereto by executing a Joinder (collectively with AOC (MHE), the “Non-Apollo Holders”).

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of November 25, 2012 (as amended from time to time, the “Purchase and Sale Agreement”), by and among The McGraw-Hill Companies, Inc., a New York corporation (“Parent”), the entities set forth in Schedule I thereto (collectively with Parent, “Sellers”), McGraw-Hill Education LLC, a Delaware limited liability company (n/k/a McGraw-Hill Global Education, LLC), and MHE Acquisition, LLC, a Delaware limited liability company (“Purchaser”), Purchaser will acquire the education business of Parent through the purchase of the equity interests of certain Subsidiaries of Parent from Sellers (the “Acquisition”);

WHEREAS, in connection with the Acquisition, each Stockholder will purchase Equity Securities in an amount set forth opposite their respective names on Schedule I hereto; and

WHEREAS, the Company, Apollo and the Non-Apollo Holders desire to enter into this Agreement to provide for the stability of the business and policies of the Company and its Subsidiaries and to set forth the rights and restrictions concerning each Stockholder’s relationship with and investment in the Company following the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings indicated below:

“Accountants” has the meaning set forth in Section 7.1(c)(3).

“Acquisition” has the meaning set forth in the recitals.

“Affiliate” means: (i) with respect to any individual, (A) a spouse or descendant of such individual and (B) any trust or family partnership or other entity whose beneficiaries shall solely be such individual and/or such individual’s spouse and/or any Person related by blood or adoption to such individual or such individual’s spouse, and (ii) with respect to any Person that is not an individual, any other Person which directly or indirectly (through one or more intermediaries) controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by”

and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Affiliated Fund” means any investment fund, account or client that is sponsored, managed or advised by the general partner or manager (or one or more of their respective Affiliates) of AIF VII.

“Agreement” has the meaning set forth in the preamble.

“AIF VII” means Apollo Investment Fund VII, L.P., a Delaware limited partnership.

“AOC (MHE)” has the meaning set forth in the preamble.

“Apollo” has the meaning set forth in the preamble.

“Apollo Clients” means any: (i) investment fund, partnership (including AOC (MHE)), limited liability company, corporation or similar investment vehicle, (ii) client or the assets or investments for the account of any client, and/or (iii) separate account for which, in each case, the general partner of Apollo, the manager of Apollo or one or more of their respective Affiliates acts as general partner, manager, managing member, investment adviser, sponsor or in a similar capacity.

“Apollo Directors” has the meaning set forth in Section 5.1(b).

“Apollo Nominee” has the meaning set forth in Section 3.1(i).

“Apollo Transfer” has the meaning set forth in the definition of “Tag Along Transaction”.

“Approved Sale” has the meaning set forth in Section 3.1(a).

“Approved Sale Notice” has the meaning set forth in Section 3.1(a).

“Authorized Recipient” has the meaning set forth in Section 12.17.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the definition of “Sale of the Company”.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to close.

“Bylaws” means the Bylaws of the Company, as may be amended, restated, supplemented or otherwise modified from time to time.

“Cause” means, in each case with respect to Non-Apollo Holders other than AOC (MHE): (i) for a Non-Apollo Holder party to an Option Agreement (or any other agreement) in effect at any time prior to the date of such Non-Apollo Holder’s termination of employment or other professional relationship with the Company or any of its Subsidiaries, as the case may be, “Cause” (or term of similar import) as defined in such Option Agreement (or other agreement), and (ii) for each other Non-Apollo Holder, a termination of employment or other professional relationship with the Company or any of its Subsidiaries after the occurrence of any of the following on the part of such Non-Apollo Holder: (A) commission of a felony; (B) intentional violation of law (excluding moving violations or by reason of vicarious liability) or intentional undertaking of any activity toward another employee or service provider of the Company or any of its Subsidiaries that is punishable by civil penalty; (C) dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company or any of its Subsidiaries; (D) intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Company or any of its Subsidiaries following written notice that failure to comply therewith would constitute cause for termination; (E) intentional breach of any material provision of any agreement with the Company or any of its Subsidiaries; (F) intentional violation of any lawful and reasonable material written policy adopted by the Company or any of its Subsidiaries governing the conduct of persons performing services on behalf of the Company or such Subsidiary; or (G) the taking of or omission to take any action that has caused or contributed to a material deterioration in the business or reputation of the Company or any of its Subsidiaries, or that was otherwise materially disruptive of its or their business or affairs, other than actions taken or omitted in good faith consistent with the best interests of the Company and its Subsidiaries.

“CEO Director” has the meaning set forth in Section 5.1(c).

“Certificate” means the amended and restated certificate of incorporation of the Company, as may be further amended, restated, supplemented or otherwise modified from time to time.

“Closing” means the closing of the transactions contemplated by the Purchase and Sale Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

“Competitive Business” has the meaning set forth in Section 9.2.

“Confidential Information” has the meaning set forth in Section 12.17.

“Demand Notice” has the meaning set forth in Section 8.1.

“Demand Party” has the meaning set forth in Section 8.1.

“Demand Registration” has the meaning set forth in Section 8.1.

“Disability” means, in each case with respect to Non-Apollo Holders other than AOC (MHE): (i) for a Non-Apollo Holder party to an Option Agreement (or any other agreement) in effect at any time prior to the date of such Non-Apollo Holder’s termination of employment or other professional relationship with the Company or any of its Subsidiaries, as the case may be, “Disability” (or term of similar import) as defined in such Option Agreement (or other agreement), and (ii) for each other Non-Apollo Holder, “Disability” as defined in Section 22(e)(3) of the Code.

“Disability Notice” has the meaning set forth in Section 4.3(b).

“Effective Period” has the meaning set forth in Section 8.9(a).

“Electing Stockholders” has the meaning set forth in Section 11.2.

“Equity Incentive Plan” means any plan or agreement approved by the Board for the purposes of issuing equity-linked Securities to any employee, officer, consultant or director of the Company or any of its Subsidiaries as incentive or bonus compensation.

“Equity Securities” means: (i) any equity Securities of the Company (including Common Stock, but excluding any option, warrant, or similar equity-linked Security of the Company) purchased or otherwise acquired by any Stockholder, and (ii) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (i) above by way of conversion or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar event.

“Excess Interested Stockholders” has the meaning set forth in Section 11.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the Rules and Regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Stock” means: (i) shares of Common Stock at any time issuable, or reserved for issuance, upon the exercise of options granted to directors, officers, bona fide consultants and employees of the Company pursuant to any Board-approved stock option, stock purchase, stock bonus or incentive plan or similar compensatory plans or agreements approved by the Board, (ii) shares of Common Stock issuable upon the conversion or exchange of any convertible or exchangeable shares of capital stock of the Company, (iii) shares of Common Stock issued in connection with any acquisition by the Company (whether by merger, consolidation or other business combination) approved by the Board, and (iv) shares of Common Stock offered, issued or sold to directors, officers, or employees of the Company within ninety (90) days following the date of this Agreement.

“Family Group” means, with respect to any natural Person, such natural Person’s spouse and/or lineal descendants (whether by blood relationship or adoption), and any other Person as to which such natural Person is a lineal descendant (whether by blood relationship or adoption), and any trust or other entity solely for the benefit of such Person and/or any of the foregoing.

“Good Reason” means, with respect to any Non-Apollo Holder (other than AOC (MHE)) that is a party to an Option Agreement (or any other agreement) at any time prior to the date of such Non-Apollo Holder’s termination of employment or other professional relationship with the Company or any of its Subsidiaries, as the case may be, “Good Reason” (or term of similar import) as defined in such Option Agreement (or other agreement); provided, however, that the termination of employment or other professional relationship with the Company or any of its Subsidiaries by a Non-Apollo Holder (other than AOC (MHE)) not a party to such an Option Agreement (or other agreement) shall be deemed to be a termination without Good Reason.

“Governmental Authority” means any U.S. or non-U.S., federal, territorial, state or local governmental entity, quasi-governmental entity, court, tribunal, judicial or arbitral body, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing.

“Information” has the meaning set forth in Section 8.9(k).

“Initial Debt Issuance” means the first issuance following the Closing of debt Securities by the Company or any Subsidiary of the Company, as applicable.

“Initial Issuance” means any Initial Subsidiary Equity Issuance or Initial Debt Issuance.

“Initial Purchasers” has the meaning set forth in Section 11.1(d).

“Initial Subsidiary Equity Issuance” means the first issuance following the Closing of equity Securities by any Subsidiary of the Company.

“Inspectors” has the meaning set forth in Section 8.9(k).

“Involuntary Repurchase Period” has the meaning set forth in Section 4.2(b).

“Involuntary Transfer” has the meaning set forth in Section 4.2(a).

“Involuntary Transfer Notice” has the meaning set forth in Section 4.2(a).

“Involuntary Transfer Repurchase Notice” has the meaning set forth in Section 4.2(b).

“Involuntary Transfer Repurchase Price” has the meaning set forth in Section 4.2(b).

“Involuntary Transfer Repurchase Right” has the meaning set forth in Section 4.2(b).

“Involuntary Transfer Shares” has the meaning set forth in Section 4.2(b).

“Involuntary Transferee” has the meaning set forth in Section 4.2(a).

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of Restricted Shares pursuant to Section 8.

“Joinder” has the meaning set forth in Section 2.3.

“Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of AOC (MHE), dated as March 22, 2013, as amended.

“Maximum Number” has the meaning set forth in Section 8.5.

“National Securities Exchange” means a securities exchange registered with the Commission under Section 6 of the Exchange Act.

“New Securities” means: (i) any equity or debt Securities (including common stock, but excluding any option, warrant, or similar equity-linked Security granted to directors, officers, bona fide consultants and employees of the Company or any Subsidiary pursuant to any stock option, stock purchase, stock bonus or incentive plan or similar compensatory plans or agreements approved by the Board or any other applicable board of directors or managers), and (ii) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (i) above by way of conversion or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar event, in the case of either clause (i) or (ii), other than Excluded Stock.

“Non-Apollo Holder” has the meaning set forth in the preamble.

“Non-Compete Period” has the meaning set forth in Section 9.2.

“Observer” has the meaning set forth in Section 5.1(e).

“Option Agreement” means, with respect to any Person, such Person’s agreement with the Company evidencing any option granted under the Company’s Management Option Plan.

“Order” means, with respect to any Person, all judgments, injunctions, orders and decrees of all Governmental Authorities in any legal, administrative or arbitration action, suit, complaint, charge, hearing, mediation, inquiry, investigation or proceeding in which such Person is a party or by which any of its properties or assets are bound.

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Sale of the Company”.

“Parent” has the meaning set forth in the recitals.

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433) used with the prior written consent of the Company in any offering of Restricted Shares pursuant to Section 8.

“Person” shall be construed broadly and shall include a natural person, a partnership (including a general partnership, a limited partnership, a limited liability partnership and a limited liability limited partnership), a limited liability company, a corporation, a company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Preemptive Offer” has the meaning set forth in Section 11.1(a)

“Preemptive Offer Number” has the meaning set forth in Section 11.2.

“Preemptive Offer Period” has the meaning set forth in Section 11.1(c).

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Restricted Shares pursuant to Section 8.

“Proportionate Percentage” means with respect to Apollo and each other Stockholder in respect of Restricted Shares, a fraction (expressed as a percentage) the numerator of which is the number of Restricted Shares held by Apollo or such other Stockholder, as the case may be, and the denominator of which is: (i) if the Proportionate Percentage is being calculated with respect to all Stockholders, the total number of Restricted Shares then outstanding, or (ii) if the Proportionate Percentage is being calculated with respect to a particular group of Stockholders, the total number of Restricted Shares then held by the members of such group of Stockholders.

“Prospectus” means the final prospectus relating to any offering of Restricted Shares pursuant to Section 8, including any prospectus amendment or supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Public Sale” means any sale of Equity Securities to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or, if such rule is no longer in effect, then under any similar rule(s) then in effect) under the Securities Act.

“Purchase and Sale Agreement” has the meaning set forth in the recitals.

“Purchase Notice” has the meaning set forth in Section 11.2.

“Purchaser” has the meaning set forth in the recitals.

“Qualified Public Offering” means an underwritten public offering of Equity Securities, pursuant to an effective registration statement filed by the Company with the Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act representing, in the aggregate, at least 20% of such outstanding Equity Securities that results in the listing of such Equity Securities on an internationally recognized securities exchange, including, the New York Stock Exchange or NASDAQ.

“Records” has the meaning set forth in Section 8.9(k).

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Registration Expenses” has the meaning set forth in Section 8.10.

“Reinstatement Notice” has the meaning set forth in Section 4.3(b).

“Repurchase Date” has the meaning set forth in Section 4.1(a).

“Repurchase Disability” has the meaning set forth in Section 4.3(a).

“Repurchase Event” means, with respect to any Non-Apollo Holder (other than AOC (MHE)), the termination of such Non-Apollo Holder’s employment or other professional relationship with the Company and its Subsidiaries for any reason (including upon death or Disability).

“Repurchase Notice” has the meaning set forth in Section 4.1(a).

“Repurchase Price” has the meaning set forth in Section 4.1(a).

“Repurchase Right” has the meaning set forth in Section 4.1(a).

“Repurchased Shares” has the meaning set forth in Section 4.1(a).

“Restricted Shares” means at any time, with respect to Apollo or any Non-Apollo Holder, the shares of Common Stock held by Apollo or such Non-Apollo Holder; provided, however, that: (i) any Common Stock that is sold in a public offering pursuant to an effective registration statement under the Securities Act, or a sale made in reliance on and in accordance with Rule 144, shall not be considered Restricted Shares for purposes of Section 8, and (ii) any Person who holds any Common Stock, all of which can be sold pursuant to Rule 144 in a single transaction without regard to the volume limitations set forth in such rule, shall not be deemed to hold any Restricted Shares for purposes of Section 8 and shall have no rights to effect the registration of such securities under Section 8.

“Road Show Material” has the meaning set forth in Section 8.1.

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Sale Notice” has the meaning set forth in Section 3.2(a).

“Sale of the Company” means:

(i) approval by the stockholders (or, if no stockholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Company, other than in the context of a Business Combination (as defined below) that does not constitute a Sale of the Company under paragraph (iii) below;

(ii) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (ii), the following acquisitions shall not constitute a “Sale of the Company”: (A) any acquisition directly from the Company or any of its Subsidiaries, (B) any acquisition by the Company or any of its Subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or a successor, (D) any acquisition by any Person pursuant to a Business Combination (as described in clause (iii) below), (E) any acquisition by a Person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Company Voting Securities on the Closing Date (or any Affiliate, heir or descendant of such Person) or (F) any acquisition by Apollo or one of its Affiliated Funds; or

(iii) consummation of a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination (including a Person that, as a result of such Business Combination, owns the Company or all or substantially all of the Company’s assets directly or through one or more Subsidiaries of the Company), and (B) no Person (excluding any Person described in clauses (C), (E) or (F) of paragraph (ii) above) beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of the combined voting power of the then outstanding voting securities of such Person following the Business Combination, except to the extent that the ownership in excess of 50% existed prior to the Business Combination;

provided, however, that an underwritten public offering of the Securities of the Company or any of its Subsidiaries shall in no event constitute a Sale of the Company for purposes of this Agreement.

“Securities” means “securities” as defined in Section 2(1) of the Securities Act, and includes capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a holder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the Rules and Regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Sellers” has the meaning set forth in the recitals.

“Sellers’ Counsel” has the meaning set forth in Section 8.9(b).

“Stockholder” means Apollo, each Person listed on Schedule I and on the signature pages hereto and any other Person from time to time, after the date hereof, that executes a Joinder and holds Equity Securities acquired in accordance with the terms of this Agreement.

“Subsequent Debt Issuance” means any issuance by the Company or any Subsidiary of the Company, as applicable, subsequent to its respective Initial Debt Issuance, of debt Securities of the same type that were issued in its Initial Debt Issuance.

“Subsequent Issuance” means any Subsequent Debt Issuance or Subsequent Subsidiary Equity Issuance.

“Subsequent Subsidiary Equity Issuance” means any issuance of equity Securities by any Subsidiary of the Company subsequent to its respective Initial Subsidiary Equity Issuance.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the voting power of the equity securities or equity interests sufficient to elect at least a majority of its Board of Directors or comparable governing body (or, if there is no such voting power, 50% or more of the equity securities or equity interests) is owned, directly or indirectly, by such Person.

“Tag-Along Transaction” means a Transfer by Apollo of any of the Restricted Shares held by Apollo, or a Transfer of the limited partnership interests in Apollo, in each case following the Closing Date, to one or more Persons who are not Affiliates of Apollo; provided, however, that a “Tag-Along Transaction” shall not include, and none of the rights of the Non-Apollo Holders set forth in Section 3.2 shall be triggered by a Transfer by Apollo to any: (i) limited partnership or other Person which has directly or indirectly invested in, or otherwise has ownership, equity or profits interests in, AIF VII or one of its Affiliated Funds, as part of any distribution made on a pro rata basis to any or all such limited partnership(s) or Person(s), or (ii) Apollo Clients (either of clauses (i) or (ii) an “Apollo Transfer”).

“Transfer” means, with respect to any Equity Security, any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation, encumbrance or other disposition, or any interest therein whatsoever, or any other transfer of beneficial ownership, whether voluntary or involuntary, including (i) as a part of any liquidation of assets or (ii) as a part of any reorganization pursuant to United States or other bankruptcy law or other similar debtor relief laws; but excluding any transfer of Equity Securities by employees of the Company or its Subsidiaries upon a termination of employment.

“Transferee” means any Person acquiring or intending to acquire Equity Securities through a Transfer.

“Underwritten Offering” means a sale of Equity Securities to an underwriter for reoffering to the public.

SECTION 2

RESTRICTION ON TRANSFERS

2.1 Except as permitted pursuant to this Section 2, the Non-Apollo Holders shall not at any time, voluntarily or involuntarily, Transfer any Equity Securities. Any purported Transfer in violation of the provisions of this Section 2 shall be null and void ab initio, shall have no force or effect and shall transfer no right, title or interest in or to such Equity Securities to the purported Transferee. For the avoidance of doubt, any Transfer by Apollo of any of its Equity Securities shall be consummated in accordance with the applicable terms and conditions of this Agreement (including the obligations in respect of a Tag Along Transaction pursuant to Section 3.2).

2.2 The restrictions on the Transfer of the Equity Securities of any Non-Apollo Holder contained in this Section 2 shall not apply with respect to any Transfer of Equity Securities: (i) to the Company, Apollo or any of their respective Affiliates (it being understood that the term “Affiliate”, for purposes of this Section 2.2, shall not include any other Stockholder or any Affiliates of such Stockholder other than the Company, Apollo and any Apollo Client), (ii) in the case of any Stockholder who is a natural person, pursuant to applicable laws of descent, or, upon such Stockholder’s death, to such deceased Stockholder’s executors, administrators, testamentary legatees and beneficiaries, or to any member of such Non-Apollo Holder’s Family Group, (iii) indirectly, in the form of a Transfer by any limited partner in AOC (MHE) of any or all of its interests in AOC (MHE) in accordance with the terms and conditions of the Limited Partnership Agreement (it being understood that such terms and conditions require the prior consent, not to be unreasonably withheld, of the general partner of AOC (MHE) to such Transfer), or (iv) duly authorized, in writing, by the Board.

2.3 Each Non-Apollo Holder (and Apollo, solely with respect to any Apollo Transfer) agrees that, as a condition precedent to any Transfer permitted under Section 2.2, or in the event of any liquidation, dissolution or winding up of the affairs of AOC (MHE) pursuant to which any distribution of Equity Securities is made to any Person in connection therewith, each such Transferee of such Equity Securities shall have executed a joinder agreement (“Joinder”) substantially in the form of Exhibit A, pursuant to which such Transferee agrees: (A) to become party hereto as a Non-Apollo Holder (provided, however, that in the sole discretion of Apollo, any or all of the rights, restrictions, obligations and duties that are otherwise applicable or available to AOC (MHE) hereunder may be granted to such Non-Apollo Holder pursuant to such Joinder), (B) to be bound by the terms and conditions of this Agreement, and (C) have their Equity Securities subject to the terms of this Agreement. Any failure by a Non-Apollo Holder (and Apollo, solely with respect to any Apollo Transfer) to obtain a Joinder from the Transferee as required under this Section 2.3 shall render such Transfer null and void; provided, however, that in the case of a Transfer upon a Stockholder’s death or Disability (pursuant to clause (iii) of Section 2.2): (i) the Transferee shall be deemed to have executed, and shall be deemed to be bound by, a Joinder as of the date of such Stockholder’s death or Disability, and (ii) the Transferee shall be given a reasonable period of time (not to exceed ninety (90) days from the date of such Stockholder’s death or Disability) to execute such Joinder.

2.4 (a) Each certificate representing any portion of the Equity Securities owned by the Stockholders shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ANY STATE SECURITIES OR “BLUE SKY” LAWS OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MARCH 22, 2013 BY AND AMONG GEORGIA HOLDINGS, INC. (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Subject to Section 2.5, any holder of Restricted Shares registered pursuant to the Securities Act and qualified under any applicable securities laws, may exchange any certificate or other evidence of ownership of such Restricted Shares for a certificate or other evidence of ownership with respect to the Common Stock so registered that shall not bear the legend set forth in Section 2.4(a).

2.5 Compliance with Securities Laws. Upon any proposed Transfer of Restricted Shares, the Company shall not be obligated to register the Transfer of such Restricted Shares on the stock transfer books of the Company until the Company shall have received: (i) to the extent required to ensure compliance with the Securities Act and any other applicable laws, an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed Transfer of Restricted Shares may be effected without registration under the Securities Act or any such other applicable laws and/or, (ii) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and any other applicable laws. Each certificate evidencing Restricted Shares that have been duly Transferred in accordance with this Section 2 shall bear the legend set forth in Section 2.4(a), except that such certificate shall not bear such legend if neither such legend nor the restrictions on Transfer in Section 2.4 and Section 2.5 are required in order to ensure compliance with the provisions of the Securities Act or any other applicable laws.

2.6 This Section 2 shall not apply to an Approved Sale under Section 3 or a Transfer under 4.1.

SECTION 3

APPROVED SALE; TAG ALONG TRANSACTION

3.1 Approved Sale; Sale of the Company.

(a) If, at any time prior to the consummation of a Qualified Public Offering (subject to Section 3.1(k)), Apollo proposes to Transfer any of its Restricted Shares, Apollo shall be entitled to deliver notice (an “Approved Sale Notice”) to the Company and the Non-Apollo Holders requiring the Non-Apollo Holders to Transfer an aggregate number of their Restricted Shares equal to the portion of Apollo’s Restricted Shares that Apollo proposes to Transfer in such Approved Sale Notice (an “Approved Sale”); provided, however, that if the proposed Transferee desires to purchase a number of Restricted Shares that is less than the aggregate number of Restricted Shares that Apollo and the Non-Apollo Holders are seeking to Transfer in the Approved Sale, then, at Apollo’s election: (i) Apollo may cancel such Approved Sale, or (ii) each of Apollo and the Non-Apollo Holders shall sell, respectively, in the Approved Sale, only that number of Restricted Shares equal to the product of (A) the total number of Restricted Shares such proposed Transferee desires to purchase and (B) such Stockholder’s Proportionate Percentage. Any such Approved Sale Notice shall include: (x) the name of the parties to the proposed Approved Sale, (y) a summary of the material terms and conditions of the proposed Approved Sale, and (z) the proposed amount and form of consideration and the terms and conditions of payment contemplated by the proposed Approved Sale.

(b) Upon receipt of an Approved Sale Notice, each Non-Apollo Holder and the Company shall consent to and raise no objections to the Approved Sale, and if the Approved Sale is lawful and is structured as: (i) a merger or consolidation of the Company or any of its Subsidiaries, or a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, each Non-Apollo Holder shall, and hereby does (A) irrevocably and unconditionally, waive (and agrees to cause to be waived and to prevent the exercise of) any dissenter’s rights, appraisal rights or similar rights in connection with such transaction, (B) instruct the Board to vote in favor of such Approved Sale and to submit such Approved Sale, if required by law, to a vote of the stockholders of the Company or request a written consent thereto as promptly as possible, and (C) agree to vote in favor of such Approved Sale at any annual or special meeting of the stockholders of the Company or to execute a written consent approving such Approved Sale (or to cause each of its Affiliates to vote or act by written consent to approve such Approved Sale, as the case may be), or (ii) a sale of Restricted Shares, each Non-Apollo Holder shall, and hereby does agree to, sell such number of their Restricted Shares as is contemplated by Section 3.1(a) on the terms and conditions approved by Apollo; provided, in the case of each of the foregoing clauses (i) and (ii), that the terms and conditions upon which each Non-Apollo Holder’s Restricted Shares are sold are the same terms and conditions in all material respects that apply to Apollo.

(c) Subject to Section 3.1(g), all Non-Apollo Holders and the Company shall cooperate in and take all actions that Apollo deems reasonably necessary or desirable in connection with the consummation of the Approved Sale, including the execution of such agreements and instruments and other actions reasonably necessary to: (i) make or provide the same representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale that Apollo has agreed to make or provide (except that in the case of representations and warranties pertaining specifically to Apollo, a Non-Apollo Holder shall make the comparable representations and warranties pertaining specifically to itself), and (ii) allocate and distribute the aggregate consideration payable upon the consummation of the Approved Sale. At the closing of any Approved Sale pursuant to this Section 3.1, each Non-Apollo Holder shall deliver at such closing, against payment of the purchase price therefor, certificates representing their Restricted Shares to be sold, duly endorsed for Transfer or accompanied by duly endorsed stock powers, evidence of good title to the Restricted Shares to be sold and absence of liens, encumbrances and adverse claims with respect thereto, and such other documents as are deemed reasonably necessary by the Company for the proper Transfer of such Restricted Shares on the books of the Company.

(d) Apollo shall deliver any Approved Sale Notice to the Company and the Non-Apollo Holders at least fifteen (15) days prior to the consummation of the Approved Sale.

(e) If any Stockholder is given an option as to the form and amount of consideration to be received for their Restricted Shares in an Approved Sale, all Stockholders shall be given the same option.

(f) No Non-Apollo Holder shall be obligated to pay more than their respective Proportionate Percentage of the fees and expenses incurred in connection with a consummated Approved Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party.

(g) No Stockholder shall be required to make any representations, warranties, covenants or indemnities that are joint or joint and several or that pertain to matters other than: (i) title to the Restricted Shares held by such Stockholder, (ii) such Stockholder’s capacity, authority or power to consummate the Approved Sale, (iii) conflicts with laws, conflicts with contracts, organizational documents and Orders applicable to such Stockholder, or (iv) broker and similar fees payable by such Stockholder.

(h) Any indemnification obligations for breaches of representations, warranties, covenants or agreements made by the Company and its Subsidiaries (other than those made by or on behalf of any Stockholder individually) shall be shared pro rata among the Stockholders based on the aggregate consideration (including any holdbacks, earn-outs or amounts in escrow) payable to each Stockholder for their Restricted Shares Transferred in an Approved Sale; provided, however, that in no event shall any individual Stockholder be required to incur indemnification or contribution obligations with respect to such breaches that are joint or joint and several or exceed the aggregate consideration (including any holdbacks, earn-outs or amounts in escrow) payable to such Stockholder for their Restricted Shares Transferred in the Approved Sale.

(i) Each Non-Apollo Holder (other than AOC (MHE) or any other Apollo Client) and the Company hereby grants an irrevocable proxy and power of attorney which, it is agreed, is given as a condition to this Agreement and coupled with an interest, to any nominee of Apollo (the “Apollo Nominee”) to take all necessary actions and execute and deliver all documents deemed necessary and appropriate by such Apollo Nominee to consummate any Approved Sale. To the extent a Non-Apollo Holder fails to comply with the provisions of this Section 3.1, such Non-Apollo Holder hereby, to the fullest extent permitted by law, indemnifies, defends and holds the Apollo Nominee, its officers, directors, employees, counsel, representatives, agents and partners harmless severally (and not jointly or jointly and severally), in accordance with the respective pro rata share of the aggregate consideration (including any holdbacks, earn-outs or amounts in escrow) payable to such Non-Apollo Holder in any such Approved Sale, against all claims, liability, loss or damage (or actions in respect thereof), together with all reasonable costs and expenses (including reasonable legal fees and expenses, costs of investigation, and expenses incurred in settlement of any litigation commenced or threatened), relating to or arising from its exercise of such proxy and power of attorney granted hereby.

(j) The Non-Apollo Holders shall not be required to comply with, and shall have no obligations under, Section 2 in connection with any Approved Sale.

(k) Solely with respect to AOC (MHE), the provisions of this Section 3.1 shall survive the consummation of a Qualified Public Offering to the extent that the Limited Partnership Agreement is in force and effect and has not been terminated.

3.2 Tag-Along Transaction.

(a) Subject to Section 3.1 and Section 3.2(d), if, at any time prior to the consummation of a Qualified Public Offering, Apollo desires to effect a Tag-Along Transaction, Apollo shall give written notice to the Non-Apollo Holders offering such Non-Apollo Holders the option to participate in such Tag-Along Transaction (a “Sale Notice”) on the terms and conditions set forth in the Sale Notice. In connection with the proposed Tag-Along Transaction, the Sale Notice shall include: (i) the identity of the parties, (ii) a summary of the material terms and conditions of such transaction, including the aggregate number of Restricted Shares the proposed Transferee has offered to purchase, and (iii) the proposed amount and form of consideration and the terms and conditions of payment. Subject to Section 3.2(b), each Non-Apollo Holder may, by written notice to Apollo delivered within ten (10) days of the date of the Sale Notice, irrevocably elect to participate in such Tag-Along Transaction, on the terms and conditions approved by Apollo and consistent with those set forth in the Sale Notice; provided, however, that if the proposed Transferee has offered to purchase an aggregate number of Restricted Shares that is less than the aggregate number of Restricted Shares proposed to be Transferred by Apollo and the Non-Apollo Holders in the Tag-Along Transaction, then at the election of Apollo: (A) Apollo may cancel such Tag-Along Transaction, or (B) each of Apollo and the Non-Apollo Holders shall be permitted to sell only that number of Restricted Shares equal to the product of (x) the aggregate number of Restricted Shares such proposed Transferee has offered to purchase in such Tag-Along Transaction and (y) such Stockholder’s Proportionate Percentage. No Transfer permitted under this Section 3.2 shall be subject to the requirements of Section 2.

(b) In order to exercise its election to participate in the proposed Tag-Along Transaction pursuant to this Section 3.2, a Non-Apollo Holder must agree to make or provide the same representations, warranties, covenants, indemnities and agreements as Apollo agrees to make in connection with the proposed Transfer (except that in the case of representations and warranties pertaining specifically to Apollo, a Non-Apollo Holder shall make the comparable representations and warranties pertaining specifically to itself); provided, however, that Apollo and each Non-Apollo Holder shall be severally (but not jointly or jointly and severally) liable for breaches of representations, warranties, covenants and agreements of, or pertaining to, the Company and its Subsidiaries, as the case may be, and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining to the Company and its Subsidiaries, on a pro rata basis (in accordance with such Stockholder’s share of the aggregate consideration payable in such Tag-Along Transaction (including holdbacks, earn-outs or amounts in escrow)), such liability of each such Stockholder not to exceed the aggregate consideration (including any holdbacks, earn-outs or amounts in escrow) payable to such Stockholder for their Restricted Shares in the proposed Tag-Along Transaction.

(c) Each Non-Apollo Holder shall take all actions as may be reasonably necessary or desirable to consummate the Tag-Along Transaction, including entering into agreements and delivering instruments, in each case consistent with the agreements being entered into and the instruments being delivered by Apollo. Upon the closing of the sale of any Restricted Shares pursuant to this Section 3.2, each Non-Apollo Holder shall deliver at such closing, against payment of the purchase price therefor, certificates representing their Restricted Shares to be sold, duly endorsed for Transfer or accompanied by duly endorsed stock powers, evidence of good title to the Restricted Shares to be sold and the absence of liens, encumbrances and adverse claims with respect thereto, and such other documents as are deemed reasonably necessary by the Company for the proper Transfer of such Restricted Shares on the books of the Company.

(d) Solely with respect to AOC (MHE), the provisions of this Section 3.2 shall survive the consummation of a Qualified Public Offering to the extent that the Limited Partnership Agreement is in force and effect and has not been terminated.

SECTION 4

REPURCHASE RIGHT; INVOLUNTARY TRANSFERS; REPURCHASE DISABILITY

The provisions of this Section 4 shall not apply to AOC (MHE) (it being understood that, for purposes of this Section 4, that AOC (MHE) shall not constitute a “Non-Apollo Holder”).

4.1 Repurchase Right

(a) Subject to Section 4.1(b), and subject further to any provisions to the contrary contained in the Option Agreement (or any other agreement) of any Non-Apollo Holder, from and after a Repurchase Event, the Company shall have the right, but not the obligation, to repurchase all or any portion of the Equity Securities held by such Non-Apollo Holder (including any Equity Securities received upon a distribution from any deferred compensation plan or other Equity Incentive Plan or any Equity Securities issuable upon exercise of any option, warrant or similar equity-linked Security of the Company held by such Non-Apollo Holder) (the “Repurchased Shares”) in accordance with this Section 4.1 (the “Repurchase Right”), in each case, at a price (the “Repurchase Price”) equal to “fair market value” (as determined in accordance with Section 4.1(e)). The Company may exercise its Repurchase Right by written notice (a “Repurchase Notice”) delivered to such Non-Apollo Holder within six (6) months after the Repurchase Event; provided, however, that with respect to any Repurchased Shares acquired by a Non-Apollo Holder after such Repurchase Event (whether by exercise of any option, warrant or similar equity-linked Security of the Company, or distribution of shares from any deferred compensation plan, other Equity Incentive Plan or otherwise), the Company may exercise its Repurchase Right by delivering a Repurchase Notice to such Non-Apollo Holder within six (6) months after its acquisition of such Repurchased Shares (each date on which any such purchase of the Repurchased Shares is consummated, the “Repurchase Date”). The determination date for purposes of determining the fair market value of the Repurchased Shares shall be the Repurchase Date. Subject to Section 4.3, the Repurchase Date with respect to any sale and repurchase of Repurchased Shares shall take place on the later of: (i) the date specified by the Company, which shall in no event be later than thirty (30) days following the date of the Repurchase Notice, and (ii) ten (10) days following the receipt by the Company of all necessary governmental and other approvals.

(b) Notwithstanding anything contained herein to the contrary, unless otherwise provided in the applicable Option Agreement (or other agreement) of a Non-Apollo Holder, in the event a Non-Apollo Holder’s employment or consulting relationship with the Company or any of its Subsidiaries is terminated: (A) for Cause by the Company then the Company may exercise its Repurchase Right by delivering a Repurchase Notice to such

Non-Apollo Holder within the time periods set forth in Section 4.1(a) at a price equal to the lesser of: (i) the original acquisition cost to such Non-Apollo Holder of such shares of Common Stock, and (ii) the fair market value of such Repurchased Shares delivered as of the Repurchase Date or any such Subsidiary or by the Non-Apollo Holder, or (B) without Good Reason, then the Company may exercise its Repurchase Right by delivering a Repurchase Notice to such Non-Apollo Holder within the time periods set forth in Section 4.1(a) at a price equal to the fair market value of such Repurchased Shares delivered as of the Repurchase Date.

(c) The Company shall provide prompt written notice to Apollo stating whether it has elected to exercise its Repurchase Rights pursuant to Section 4.1(a) or Section 4.1(b). If the Company elects not to exercise its Repurchase Rights for all or any portion of the Repurchased Shares, Apollo (or its designee) shall have the right (exercisable by delivery of written notice to such Non-Apollo Holder on or before the later of: (i) the 30th day following the receipt by Apollo of such notice of election from the Company, or (ii) six (6) months after the Repurchase Event) to purchase, on the same terms and conditions as those applicable to the Company that are set forth in Section 4.1(a) or Section 4.1(b), any or all such Repurchased Shares not purchased by the Company.

(d) The Repurchase Date shall take place on a date designated by the Company or Apollo, as applicable, in accordance with Section 4.1(a) or Section 4.1(c), respectively; provided, however, that the Repurchase Date may be deferred to a date designated by the Company or Apollo, as applicable, or, to the extent required to avoid liability under applicable securities laws, by the Non-Apollo Holder, until such time as the subject Non-Apollo Holder has held the Repurchased Shares for a period of at least six (6) months and one (1) day. The Company or Apollo, as applicable, may effect such purchase of the Repurchased Shares and the Company shall record such Transfer on its books whether or not such Non-Apollo Holder attends such closing or delivers certificates representing such Repurchased Shares to the Company or Apollo (as the case may be). Each Non-Apollo Holder hereby grants an irrevocable proxy and power of attorney which, it is agreed, is given as a condition to this Agreement and is coupled with an interest, to any nominee of the Company or Apollo, as applicable, to take all necessary actions and execute and deliver all documents deemed necessary and appropriate by such nominee to effect the sale and purchase of such Repurchased Shares in accordance with this Section 4.1. Any Non-Apollo Holder who fails to comply with the provisions of this Section 4.1 shall, to the fullest extent permitted by law, indemnify, defend and hold harmless such nominee, its officers, directors, employees, counsel, representatives, agents and partners against all claims, liability, loss or damage (or actions in respect thereof), together with all reasonable costs and expenses (including reasonable legal fees and expenses, and expenses incurred in settlement of any litigation commenced or threatened), relating to or arising from such nominee’s exercise of the proxy and power of attorney granted hereby. In addition, any such Non-Apollo Holder shall immediately lose all rights such holder may have under Section 5 following the consummation of any purchase pursuant to this Section 4.1.

(e) For purposes of this Section 4, the “fair market value” of any Equity Securities (including the Repurchased Shares and Involuntary Transfer Shares) shall be determined as follows:

(1) if the Equity Securities are listed on one or more National Securities Exchanges, each share shall be valued at the volume-weighted average closing price per share on the principal exchange on which such shares are then trading for the ten (10) trading days immediately preceding the Repurchase Date;

(2) if the Equity Securities are not traded on a National Securities Exchange, but are traded on the over-the-counter market, each share shall be valued at the average of its closing bid and asked prices for the ten (10) trading days immediately preceding the Repurchase Date; or

(3) if the Equity Securities are not listed on a National Securities Exchange or if no such bid and asked prices have been quoted during such ten (10) trading day period, the fair market value shall be determined by the Board based on its good faith determination of the fair market value of the Company and its Subsidiaries, taken as a whole, without regard to the percentage of the Company’s then outstanding Equity Securities that are represented by the Equity Securities subject to such determination or any illiquidity or minority discount or control premium.

If a Person whose Equity Securities are being valued pursuant to Section 4.1(e)(3) above disagrees with the valuation determined by the Board, such Person may elect, within fifteen (15) Business Days of being advised of the determination of the Board, to have the fair market value determined by an independent appraiser, the selection of which shall be subject to the mutual agreement of the Company and such Person (it being understood that any such determination by the independent appraiser shall be made without regard to the percentage of the Company’s then outstanding Equity Securities that are represented by the Equity Securities subject to such determination or any illiquidity or minority discount or control premium); provided, however, that such Person shall have no right under this Agreement to seek such an independent appraisal if the Board has based its good faith determination of the fair market valuation of such Equity Securities, made in accordance with Section 4.1(e)(3), on a valuation provided by an independent financial advisor or appraisal firm to the Board in the six (6) months preceding the date on which the Board has made such determination. The fees and expenses of any such independent appraiser shall be borne equally by the Company and the Person whose Equity Securities are being valued hereunder; provided, however, that if the valuation of the Equity Securities furnished by such independent appraiser is greater than 120% of the respective determination of such fair market value made by the Board pursuant to Section 4.1(e)(3), then the Company shall bear 100% of the reasonable, documented fees and expenses of such independent appraiser. The determination by the independent appraiser selected in accordance with this Section 4.1(e) shall be final, binding and non-appealable.

4.2 Involuntary Transfers.

(a) In the case of any Transfer of title or beneficial ownership of any Equity Securities of a Non-Apollo Holder upon default, foreclosure, forfeit, divorce, court order or otherwise, other than by a voluntary decision on the part of a Non-Apollo Holder (each, an “Involuntary Transfer”), the Non-Apollo Holder shall promptly (but in no event later than two (2) days after such Involuntary Transfer) furnish written notice to the Company (the “Involuntary

Transfer Notice”) indicating that an Involuntary Transfer has occurred, specifying the name of the Person to whom the Equity Securities were Transferred (the “Involuntary Transferee”), and providing a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

(b) For sixty (60) days following the receipt of the Involuntary Transfer Notice (the “Involuntary Repurchase Period”), the Company shall have the right to repurchase (the “Involuntary Transfer Repurchase Right”), and the Involuntary Transferee shall be obliged to sell, all (but not less than all) of the Equity Securities acquired by the Involuntary Transferee (the “Involuntary Transfer Shares”) at a repurchase price equal to the “fair market value” (as determined in accordance with Section 4.1(e)) of such Involuntary Transfer Shares as of the date of the Involuntary Transfer (the “Involuntary Transfer Repurchase Price”). The Involuntary Transfer Repurchase Right shall be exercised by written notice (the “Involuntary Transfer Repurchase Notice”) delivered by the Company to the Involuntary Transferee on or prior to the expiry of the Involuntary Repurchase Period.

(c) Subject to Section 4.3, the repurchase of the Involuntary Transfer Shares by the Company, pursuant to the exercise of its Involuntary Transfer Repurchase Right, shall take place on a date specified by the Company, but in no event following the later of: (i) the expiry of the Involuntary Repurchase Period, or (ii) the 10th day following the receipt by the Company of all necessary governmental or other approvals. At such closing, the Involuntary Transferee shall transfer the Involuntary Transfer Shares to the Company, free and clear of all liens, encumbrances and adverse claims, by delivering to the Company the share certificates representing the Involuntary Transfer Shares, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, in exchange for the Involuntary Transfer Repurchase Price. The Involuntary Transferee and the Non-Apollo Holder shall assist the Company in expediting the exercise of its Involuntary Transfer Repurchase Right, including executing and delivering such other documents and taking such other actions to give effect to the foregoing. If the Involuntary Transferee does not transfer the Involuntary Transfer Shares to the Company in accordance with this Section 4.2, the Company will cancel such Involuntary Transfer Shares and deposit the Involuntary Transfer Repurchase Price in a non-interest bearing account and make payment of the Involuntary Transfer Repurchase Price upon delivery of the Involuntary Transfer Shares.

4.3 Repurchase Disability.

(a) Notwithstanding anything to the contrary herein, except as otherwise provided by Section 4.3(b), the Company shall not be permitted to purchase any Repurchased Shares or Involuntary Transfer Shares held by any Non-Apollo Holder or Involuntary Transferee, respectively, upon exercise of the Repurchase Right or the Involuntary Transfer Repurchase Right (a “Repurchase Disability”), if the Board, in its good faith judgment, reasonably determines that:

(1) such purchase would render the Company or its Subsidiaries unable to meet their obligations in the ordinary course of business at any time during the one (1) year period commencing on the date on which such purchase would be required, taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company or any of its Subsidiaries which are reasonably likely to be consummated or paid, as the case may be, within such one (1) year period, including any corporate reorganization or proposed acquisition of any other Person by the Company or any of its Subsidiaries which is reasonably likely to be consummated within such one (1) year period;

(2) the Company is prohibited from such purchase by applicable law restricting the purchase by a corporation of its own shares; or

(3) such purchase would (with or without notice or lapse of time) constitute a breach of, default or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument representing indebtedness to which the Company or any of its Subsidiaries is a party, or the Company or its applicable Subsidiaries is not able to obtain the requisite consent of any of its senior lenders for such purchase.

(b) In the event of a Repurchase Disability, the Company shall furnish written notification specifying the nature of the Repurchase Disability to the Non-Apollo Holder or Involuntary Transferee with respect to whom the Repurchase Right or the Involuntary Transfer Repurchase Right has been exercised (a “Disability Notice”). The Company shall thereafter repurchase the Repurchased Shares or Involuntary Transfer Shares (as the case may be) as soon as reasonably practicable after all Repurchase Disabilities cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to repurchase the Repurchased Shares or the Involuntary Transfer Shares, as the case may be, while any Repurchase Disabilities continue to exist); provided, however, that if some, but not all of the Repurchased Shares or Involuntary Transfer Shares can be so repurchased without creating a Repurchase Disability, then the Company shall consummate such repurchase to the fullest extent it is able without causing a Repurchase Disability in accordance with the terms of this Agreement (without giving effect to this Section 4.3) and applicable law. If the Company has suspended its obligations to repurchase the Repurchased Shares or Involuntary Transfer Shares (as the case may be) until its Repurchase Disability has ceased to exist then: (i) the Company shall provide written notice to each applicable Non-Apollo Holder or Involuntary Transferee as soon as practicable after all Repurchase Disabilities cease to exist (the “Reinstatement Notice”), (ii) the fair market value of the Repurchased Shares or Involuntary Transfer Shares shall be equal to the greater of their fair market value (as determined in accordance with Section 4.1(e)) as of the date of the Repurchase Notice or the Involuntary Transfer Repurchase Notice, as the case may be, and the fair market value (as determined in accordance with Section 4.1(e)) calculated as of the date of the Reinstatement Notice, and (iii) such repurchase shall occur on a date specified by the Company within ten (10) days following the determination of the fair market value of the Repurchased Shares or Involuntary Transfer Shares as provided in clause (ii) above.

SECTION 5

BOARD OF DIRECTORS

5.1 Number of Directors; Nomination; Removal; Committees.

(a) Subject to Section 5.3, the Company and the Stockholders shall take all such corporate actions as may be required to ensure that: (i) the number of directors constituting the Board is five (5), and (ii) the presence of three (3) directors (including a majority of Apollo Directors (as defined below)) is required to constitute a quorum of the Board.

(b) For so long as Apollo owns any shares of Common Stock (or equity-linked Securities convertible or exchangeable into shares of Common Stock), Apollo shall have the right to nominate four (4) Persons to serve as directors on the Board and propose the removal of such nominees for any reason (the “Apollo Directors”). Each such nomination or proposal for removal shall be made by Apollo by the delivery of a written notice to the Company. As promptly as practicable, but in any event within five (5) days after delivery of such notice, the parties hereto shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal of the Apollo Director(s) proposed in such notice. Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a special or annual meeting of stockholders or soliciting a written consent of the Stockholders of the Company, and the Stockholders hereby agree to vote or act by written consent (and use their best efforts to cause each of their Affiliates to vote or act by written consent, if applicable) to cause the proposed election or removal of such Apollo Directors. The Apollo Directors initially shall be Laurence Berg, Damian Giangiacomo, Antoine Munfakh and Ronald Schlosser.

(c) The Chief Executive Officer of the Company shall be nominated for election to the Board by the Stockholders at any annual or special meeting of the Company’s stockholders at which directors are elected, and such director (the “CEO Director”) shall serve as a director until his successor is elected and qualified; the CEO Director shall initially be Lloyd G. Waterhouse.

(d) The Board may designate one (1) or more committees in accordance with the Bylaws, and the majority of the members of each committee created by the Board shall be Apollo Directors. Each Stockholder shall vote their Equity Securities at any meeting of the Stockholders, however called, and in any written action by consent of the Stockholders, and the Company and the Stockholders shall take such corporate actions as may be required, to effectuate and further the intent of the provisions of this Section 5.1(d).

(e) AOC (MHE), acting on behalf of any of its limited partners in accordance with the provisions of the Limited Partnership Agreement and/or any letter agreements related thereto, shall be entitled to designate one (or more) individual(s) to serve as a non-participating observer (the “Observer”) at all meetings of the Board and of the board of directors (or comparable governing body) of any Subsidiary of the Company, and all committees thereof, and any annual or semi-annual presentations by management on the performance of the Company or any of its Subsidiaries, from and after the date hereof for so long as AOC (MHE) continues to own not less than 50% of the Common Stock acquired by it on the date hereof. The Company shall give the Observer the same notice and information in connection with such meetings and presentations as shall be given to the attendees of such meeting or presentation. Notwithstanding the foregoing, the Observer shall not be entitled to attend or otherwise participate in any such meeting or presentation or to receive information related thereto, to the extent that: (i) the Board determines in good faith, upon the advice of counsel, that such attendance or information would jeopardize attorney-client privilege, (ii) information is expected to be discussed, or was discussed, involving the Company’s strategy, negotiating position or similar adverse matters relating to the limited partner of AOC (MHE) on behalf of whom such Observer is acting, or (iii) the limited partner of AOC (MHE), on behalf of whom such Observer is acting, is entitled to designate a representative or observer to the board of directors (or comparable governing body) of any other Person that could, in the good faith opinion of the Board, be deemed to be a competitor of the Company.

5.2 Meetings; Expenses; Compensation.

(a) The Company agrees to cause the Bylaws to provide, at all times from and after the date hereof, that meetings of the Board or any committee thereof may be conducted by video conference, teleconference or other similar communications equipment by which all participants can hear and be heard, and that any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken by unanimous written consent of all directors or members of such committee (as the case may be).

(b) The Company shall convene regular meetings of the Board at least once every three (3) months, and upon any failure by the Company to convene any such regular meeting, an Apollo Director shall be empowered to convene such meeting. In addition to such regular meetings, special meetings of the Board may be called by any Apollo Director upon three (3) days prior written notice of the time and place of the meeting.

(c) The Company shall reimburse each director and Observer for his or her reasonable out-of-pocket fees, charges and expenses (including travel and related expenses) incurred in connection with: (i) attending the meetings of the Board and all committees thereof, and (ii) conducting any other Company business requested by the Company. The Company shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to Apollo, and the Certificate and Bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

5.3 Increase of Number of Directors. If, and at such time as, the number of directors constituting the Board is increased to more than five (5), Apollo shall have the right (for so long as Apollo owns any shares of Common Stock (or equity-linked Securities exchangeable or convertible into shares of Common Stock)) to nominate additional directors such that the majority of the directors comprising the Board shall be Apollo Directors, and the Company and each other Stockholder shall take all corporate actions (including the execution and delivery, or causing to be executed and delivered, such additional consents and other instruments) as may be required to ensure that: (i) nominees of Apollo constitute a majority of the directors of the Board, and (ii) the presence of a majority of directors (including a majority of directors appointed by Apollo) is required to constitute a quorum of the Board.

5.4 Inconsistency; Termination.

(a) The Company covenants that it will act, and each Stockholder agrees to use its best efforts to cause the Company to act, in accordance with its Certificate,

Bylaws, and this Agreement; provided, however, that in the event that any provision of the Bylaws or Certificate conflicts with or is inconsistent with any provision of this Section 5, the Stockholders shall take such action as may be necessary to amend any such provision in the Bylaws or Certificate to reflect the terms and provisions of this Section 5.

(b) The provisions of this Section 5 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

SECTION 6

REPRESENTATIONS AND WARRANTIES

Each Stockholder, severally (and not jointly or jointly and severally), represents and warrants that: (i) effective as of the Closing, such Stockholder is the record owner, free and clear of any encumbrances or restrictions, of the number and type of Equity Securities set forth opposite their respective name on Schedule I, (ii) this Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceeding in equity or at law), and (iii) such Stockholder has not granted and is not a party, and covenants not to grant or become party, to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement or otherwise take any action with respect to their Equity Securities that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transaction contemplated hereby.

SECTION 7

INFORMATION RIGHTS; COVENANTS

7.1 For so long as Apollo owns any Equity Securities, it shall be entitled, upon request made to the Company, to receive regular and suitable business (e.g. sales, marketing and technology), financial and other information reasonably appropriate to monitor and manage its ownership interests, and such other information as it may reasonably request from time to time, including (as may be applicable):

(a) Access to Records. The Company shall, and shall cause each of its Subsidiaries to, afford to Apollo and its officers, employees, advisors, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records, offices, plants and properties of the Company and each such Subsidiary, and the opportunity to consult with its officers, employees and auditors from time to time regarding the affairs, finances and accounts of the Company and each such Subsidiary.

(b) Hiring of Advisors. In connection with any possible Sale of the Company or any transactions permitted or contemplated herein, and subject to compliance with the terms of any applicable management services agreement with Apollo, upon the written request of Apollo and subject to the exercise by the Board of its fiduciary duties, the Company shall hire any investment bank, legal advisor, financial or accounting advisor, or other such advisor(s) on terms and conditions satisfactory to Apollo.

(c) Financial Reports. The following reports, documents or statements of the Company and/or its Subsidiaries shall be furnished: (A) to Apollo, upon request, for so long as Apollo owns any Equity Securities, and (B) solely in the case Section 7.1(c)(2)(i) and Section 7.1(c)(3), to AOC (MHE) and Apollo:

(1) Monthly Reports. As soon as available, but not later than thirty (30) days after the end of each fiscal month, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period, and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and year-end adjustments).

(2) Quarterly Reports. As soon as available, but not later than forty-five (45) days after the end of each quarterly accounting period: (i) a consolidated balance sheet of the Company as of the end of such quarter and consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principles consistently applied, and (ii) a report by management of the Company detailing the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

(3) Annual Audit. As soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders’ equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a firm of independent certified public accountants selected by the Board (the “Accountants”). The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the reports referred to in this Section 7.

(4) Miscellaneous.

(A) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its or their stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the Commission or any National Securities Exchange;

(B) notification in writing of any litigation or governmental proceeding in which the Company or any of its Subsidiaries is involved and which might, if determined adversely, materially and adversely affect the Company or any of its Subsidiaries;

(C) notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

(D) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its or their Accountants; and

(E) upon request, any other routinely collected financial or other information available to management of the Company or its Subsidiaries (including routinely collected statistical data).

7.2 Notwithstanding the disclosure obligations set forth in Section 7.1, to the extent applicable to the Company, the Company shall comply in all material respects with the applicable requirements and provisions of Regulation FD (17 C.F.R. § 243.100, as amended, modified, restated or supplemented from time to time).

SECTION 8

REGISTRATION RIGHTS

8.1 Right to Demand; Demand Notices. Subject to the provisions of this Section 8, at any time and from time to time before the Company consummates a Qualified Public Offering, Apollo (the “Demand Party”) shall have the right to make three (3) written requests in any 12-month period to the Company for registration under, and in accordance with, the provisions of the Securities Act of all or part of its Restricted Shares (a “Demand Registration”). All requests made pursuant to this Section 8 will specify the aggregate amount of Restricted Shares to be registered, and will also specify the intended method of Transfer thereof (a “Demand Notice”), including, if such Transfer is pursuant to an Underwritten Offering, whether such offering shall be a “firm commitment” underwriting. Subject to Section 8.5, promptly upon receipt of any such Demand Notice, the Company will use its best efforts to effect, as soon as possible, but in any event within ninety (90) days, such registration under the

Securities Act of the Restricted Shares that the Company has been so requested to register (including the execution of an undertaking to file post-effective amendments, appropriate qualification under blue sky or other state securities laws, and appropriate compliance with the applicable Rules and Regulations).

8.2 Company’s Right to Defer Registration. If the Company is requested to effect a Demand Registration and the Company furnishes to the Demand Party a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company, or otherwise materially impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or other similar material transaction involving the Company if such registration statement were to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right, exercisable by written notice of postponement, to postpone or delay such filing for a period of not more than ninety (90) days after receipt of the Demand Notice. If the Company shall so postpone or delay the filing of a registration statement and if the Demand Party within thirty (30) days after receipt of such notice of postponement advises the Company in writing that such Demand Party has determined to withdraw its Demand Notice, then such Demand Registration shall be deemed to be withdrawn and to not have been requested for purposes of Section 8.1. If the effective date of any registration statement filed would otherwise be at least forty-five (45) calendar days, but fewer than ninety (90) calendar days, after the end of the Company’s fiscal year, and the Securities Act requires the Company to include therein audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period (up to a maximum of forty-five (45) days) as is reasonably necessary to include therein audited financial statements for such fiscal year.

8.3 Registration Statement Form. Each registration statement prepared pursuant to this Section 8, pursuant to which Restricted Shares will be offered and sold, shall be on such appropriate registration form of the Commission: (i) as shall be selected by the Company and as shall be reasonably acceptable to the Demand Party, and (ii) as shall permit the Transfer of Restricted Shares in accordance with the intended method or methods of Transfer specified in the Demand Party’s Demand Notice. If, in connection with any registration under this Section 8 that is proposed by the Company to be on Form S-3 or any successor form, and the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

8.4 Effective Registration Statement. The Company shall be deemed to have effected a Demand Registration if: (i) the registration statement relating to such Demand Registration is declared effective by the Commission; provided, however, that no Demand Registration shall be deemed to have been requested for purposes of Section 8.1 if (A) such registration statement, after it has become effective, is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company and such order, injunction or interference is not withdrawn, lifted or cured within twenty (20) Business Days, or (B) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company (other than a failure of the Company or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions or omissions of Apollo), or (ii) at any time after the Demand Party delivers a Demand Notice to the Company and prior to the effectiveness of the registration statement, the preparation of such registration statement is discontinued or such registration statement is withdrawn or abandoned at the request of the Demand Party (other than (x) as contemplated by Section 8.5, or (y) if any refusal by the Demand Party to proceed is based upon the advice of counsel relating to a matter involving the Company or such registration statement) unless the Demand Party has elected to pay and has paid to the Company in full the Registration Expenses (as set forth in Section 8.10) in connection with such registration statement.

8.5 Cutbacks. If the managing underwriter advises the Company that the inclusion of some or all such Restricted Shares proposed to be included in any registration statement would adversely affect the successful marketing (including pricing) of the offering, then the Company shall include in such registration statement only such number of Restricted Shares as the Company has been advised can be sold in such offering without such an adverse effect (the “Maximum Number”), to be allocated among the Company and the selling Stockholders in the following order of priority:

(a) first, such number of Restricted Shares as the Company intended to be offered and sold; and

(b) second, and to the extent that the number of Restricted Shares to be registered under Section 8.5(a) is less than the Maximum Number, such number of Restricted Shares which all other Stockholders have requested to be included in such registration, pro rata based upon the number of Restricted Shares proposed to be sold by each such Stockholder in such registration (up to, in aggregate, the Maximum Number).

8.6 Piggyback Registration. If the Company at any time proposes for any reason to register Restricted Shares under the Securities Act (other than on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act) including pursuant to Section 8.1 or Section 8.7, the Company shall: (i) promptly provide written notice to each Stockholder of its intention to register such Restricted Shares, and (ii) use its best efforts to cause all the Restricted Shares specified in a written request by any Stockholder, and delivered to the Company within thirty (30) days of the Company’s initial notice, to be included in such registration on the same terms and conditions as the Restricted Shares otherwise being sold in such registration; provided, however, that subject to Section 8.5, the Company shall include such Restricted Shares, if the registration is effected pursuant to Section 8.1 or Section 8.7, on the same terms and conditions as the Restricted Shares otherwise being sold in such registration.

8.7 Registrations on Form S-3. Notwithstanding anything contained in this Agreement to the contrary, at such time as the Company shall have qualified for the use of Form S-3 (or any successor form thereto) promulgated under the Securities Act, Apollo shall have the right to request, in writing, an unlimited number of Demand Registrations on Form S-3 of Restricted Shares held by Apollo, which request(s) shall: (i) specify the number of Restricted Shares intended to be sold or otherwise Transferred, and (ii) state the intended method of Transfer of such Restricted Shares. Promptly (and in any event within five (5) days) after receipt of any such request, the Company shall give written notice of such proposed registration to the other Stockholders and, subject to Section 8.5, shall include in such proposed registration any Restricted Shares requested to be included by such Stockholders who respond in writing to the Company’s notice within thirty (30) days and specify the number of Restricted Shares proposed to be included in such registration.

8.8 Holdback Agreement. If the Company, at any time, registers any shares of Common Stock under the Securities Act (including any registration pursuant to Section 8.1) for sale to the public, each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer, any Restricted Shares (in each case, other than as part of such public offering) without the prior written consent of the Company during a period designated in writing by the Company to each Stockholder that shall begin no more than ten (10) days prior to the effectiveness of the registration statement under which such public offering shall be made and continuing for no more than ninety (90) days (or one hundred eighty (180) days in the case of the initial public offering) after the effective date of such registration statement.

8.9 Preparation and Filing. If and whenever the Company is obliged under this Agreement to use its best efforts to effect the registration of any Restricted Shares, the Company shall, as expeditiously as practicable:

(a) use its best efforts to cause a registration statement that registers such Restricted Shares to become and remain effective for the earlier of: (i) ninety (90) days, or (ii) until such time as all of such Restricted Shares covered by the registration statement have been Transferred (the “Effective Period”);

(b) (i) furnish, at least five (5) Business Days before filing such registration statement, any Preliminary Prospectus and the Prospectus relating thereto, to one counsel, selected by Apollo, acting on behalf of all selling Stockholders (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to Sellers’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and (ii) use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the selling Stockholders, their agents and representatives and Sellers’ Counsel may reasonably propose;

(c) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and Prospectus as may be necessary to keep such registration statement effective for the Effective Period and to comply with the provisions of the Securities Act with respect to the sale or other Transfer of such Restricted Shares covered by such registration statement;

(d) promptly (but in any event within two (2) Business Days) notify Apollo and the Sellers’ Counsel in writing of: (i) any comments by the Commission to such registration statement, Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission or other Governmental Authority for amendments or supplements thereto or for additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement, Preliminary Prospectus, Prospectus or Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the initiation of any proceedings for that purpose, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Restricted Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purposes;

(e) use its best efforts to register or qualify such Restricted Shares covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any selling Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the selling Stockholders of such Restricted Shares (or any underwriter) to consummate the Transfer in such jurisdictions.

(f) without limiting Section 8.9(e), use its best efforts to cause such Restricted Shares to be registered with or approved by such other Governmental Authorities as may be necessary, by virtue of the business and operations of the Company, to enable such selling Stockholders to consummate the Transfer of such Restricted Shares;

(g) furnish to each selling Stockholder and the underwriters, if any, such number of copies of such registration statement, each amendment and post-effective amendment thereto (including any exhibits and schedules or documents incorporated or deemed incorporated by reference therein (but only to the extent not publicly available)), the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Stockholder or underwriters may reasonably request in order to facilitate the public offering and sale or other Transfer of such Restricted Shares (the Company hereby consenting to the use, in accordance with all applicable laws, of each such registration statement (or amendment or post-effective amendment thereto) and each such Prospectus (or Preliminary Prospectus or supplement thereto) by each such selling Stockholder and the underwriters, if any, in connection with the offering and sale of the Restricted Shares covered by such registration statement or Prospectus);

(h) (i) promptly notify (but in any event within two (2) Business Days) each selling Stockholder of the existence of any fact or the happening of any event as a result of which the Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (ii) as promptly as practicable, at the request of such Stockholder, prepare and furnish to such Stockholder a number of copies reasonably requested by such Stockholder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Restricted Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) prevent the issuance of an Order suspending the use or effectiveness of such registration statement or any post-effective amendment thereto, and if such an Order has been issued, use its best efforts to obtain the withdrawal of any Order suspending the effectiveness of such registration statement or the lifting of any suspension of the qualification of any Restricted Shares for sale in any jurisdiction;

(j) retain, in accordance with the Rules and Regulations, all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the registration statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus to comply with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Stockholders and underwriters and, upon request, to file such document and to prepare and furnish without charge to each selling Stockholder and underwriter as many copies as each such selling Stockholder and underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(k) make available for inspection by the selling Stockholders, the Sellers’ Counsel or any underwriter participating in any Transfer pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Stockholder or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless: (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other Order from a Governmental Authority, or (iii) such Information has been made generally available to the public. The selling Stockholders agree that they will, upon learning that disclosure of such Information is sought by a Governmental Authority, give prompt written notice to the Company and use their commercially reasonable efforts to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(l) in the case of an Underwritten Offering, enter into and perform its obligations under an underwriting agreement in customary form and use its best efforts to obtain, from its Accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement), a “comfort” letter (together with any updates thereto) in customary form and covering such matters as are customarily covered by such “comfort” letters in connection with an offering of the nature contemplated by the applicable registration statement;

(m) use its best efforts to obtain, from its counsel, an opinion or opinions (together with any updates thereto) in customary form (which shall also be addressed to the Stockholders selling Restricted Shares in such registration) and covering such matters as are customarily covered by such opinion(s) in connection with an offering of the nature contemplated by the applicable registration statement;

(n) provide and cause to be maintained a transfer agent and registrar (which may be the same entity) for such Restricted Shares and a CUSIP number for such Restricted Shares, in each case, no later than the effective date of such registration statement;

(o) upon the request of any underwriter, issue to any underwriter to which any selling Stockholder may sell Restricted Shares in such offering, certificates evidencing such Restricted Shares;

(p) upon the request of Apollo, list such Restricted Shares covered by such registration statement on any National Securities Exchange on which any shares of Common Stock are listed or, if no such Common Stock are listed on a National Securities Exchange, use its best efforts to qualify such Restricted Shares for inclusion on an automated quotation system or such other National Securities Exchange as Apollo shall request;

(q) in connection with an Underwritten Offering, participate, to the extent requested by the managing underwriter for the offering or Apollo, in customary efforts to sell the Restricted Shares being offered, cause such steps to be taken as to ensure the good faith participation of senior management officers of the Company in the preparation for, and presentation of, “road shows” as is customary, and take such other actions as the underwriters or Apollo may request in order to expedite or facilitate the Transfer of Restricted Shares;

(r) make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date of the registration statement, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(s) during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(t) use its best efforts to comply with all applicable Rules and Regulations; and

(u) use its best efforts to take all other steps necessary to effect the registration of such Restricted Shares covered by the registration statement contemplated hereby.

8.10 Expenses. All expenses incident to the Company’s performance of, or compliance with, this Section 8, including: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any National Securities Exchange or the Commission, (ii) all fees and expenses of compliance with state securities or “blue sky”

laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Restricted Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Restricted Shares in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto), all fees and disbursements of counsel for the Company and of all Accountants (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (iv) Securities Act liability insurance if the Company so desires or the underwriters so require, (v) all fees and expenses incurred in connection with the listing of the Restricted Shares on any National Securities Exchange and all rating agency fees, (vi) all fees and disbursements of the Sellers’ Counsel to represent the selling Stockholders in connection with such registration, and (vii) reasonable fees and expenses of outside counsel and advisors retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares shall not be borne by the Company, but shall be borne by the selling Stockholders, in proportion to the number of Restricted Shares sold by each such selling Stockholder. In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

8.11 Indemnification.

(a) In connection with any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of such Restricted Shares, each underwriter, broker or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in: (A) any Preliminary Prospectus, the registration statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter, or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”); (ii) the omission or alleged omission to state in any Preliminary Prospectus, the registration statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Road Show Material and the Prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, such broker or such other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the registration statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof; and provided, further, however, that the foregoing indemnity agreement shall not inure to the benefit of any indemnified party if: (w) such loss, claim, damage, liability or judgment arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or any amendment or supplement thereto, as the case may be, (x) the Company informed such sellers and underwriters of such untrue statement or alleged untrue statement or omission or alleged omission prior to the confirmation of sales of the Restricted Shares, (y) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in an amended or supplemented Preliminary Prospectus (or, where permitted by law, an Issuer Free Writing Prospectus) and such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was provided to the underwriters such that the underwriters had a reasonably sufficient amount of time to deliver such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) to the Persons to whom the underwriters offered the Restricted Shares, and (z) the timely delivery of such amended Preliminary Prospectus (or Issuer Free Writing Prospectus) to such Person would have constituted a complete defense to the losses, claims, damages, liabilities and judgments asserted by such Person.

(b) In connection with any registration of Restricted Shares under the Securities Act pursuant to this Agreement, each seller of Restricted Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.11(a)) the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Restricted Shares under such registration statement with respect to any statement or omission from any Preliminary Prospectus, the registration statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, registration statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in Road Show Material; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Restricted Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Restricted Shares effected pursuant to such registration statement.

(c) Indemnification similar to that specified in Section 8.11(a) and Section 8.11(b) shall be given by the Company and each seller of Restricted Shares (with such modifications as may be appropriate) with respect to any required registration or other qualification of their Securities under any federal or state law or regulation of Governmental Authority other than the Securities Act.

(d) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 8.11(b) and Section 8.11(c), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8.11, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party, and any Person controlling such indemnified party, for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 8.11.

(e) If the indemnification provided for in this Section 8.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Restricted Shares, to an amount equal to the net proceeds actually received by such seller from the sale of such Restricted Shares effected pursuant to such registration statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(f) The indemnification and contribution provided under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the Transfer of Restricted Shares.

8.12 Underwritten Offerings. Notwithstanding anything to the contrary set forth in this Agreement:

(a) to the extent that all the sellers of Restricted Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in this Section 8, the provisions contained in this Section 8 addressing such issue or issues shall be of no force or effect with respect to such registration. If any offering pursuant to a Demand Registration or pursuant to Section 8.7 involves an Underwritten Offering, Apollo shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company, and the Company shall enter into an agreement with such firm for the underwriting of such offering containing terms and conditions reasonably satisfactory to Apollo and the Company; and

(b) no Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees: (i) to sell such Stockholder’s Restricted Shares proposed to be included therein on the basis provided in any underwriting arrangement(s) acceptable to Apollo and the Company and consistent with the terms hereof, and (ii) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.13 Information by Holder. Each holder of Restricted Shares to be included in any registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

8.14 Exchange Act Compliance. From and after the date a registration statement filed by the Company pursuant to the Exchange Act relating to any class of its Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Restricted Shares. The Company shall cooperate with each holder of such registered Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 or any comparable successor rules. The Company shall furnish to any holder of Restricted Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). After the consummation of a Qualified Public Offering, subject to the limitations on Transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Restricted Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Restricted Shares.

8.15 No Conflict of Rights. The Company represents and warrants to each Stockholder that the registration rights granted in this Agreement do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby.

8.16 Termination. The provisions of this Section 8 shall survive a Qualified Public Offering and the termination of this Agreement.

SECTION 9

NON-SOLICITATION; NON-HIRE; NON-COMPETE;

NON-DISPARAGEMENT; CONFIDENTIALITY

The following provisions shall apply to each Non-Apollo Holder (other than, where indicated, AOC (MHE)) to the extent that such Non-Apollo Holder is not subject to any similar provisions pursuant to a separate agreement or arrangement with the Company or any of its Subsidiaries (it being understood that the provisions of such other agreement or arrangement shall prevail and be determinative in the event of any inconsistency or conflict with the provisions of this Section 9):

9.1 Non-Solicitation; Non-Hire. With respect to each Non-Apollo Holder (other than AOC (MHE)), during the period commencing on the date of this Agreement and ending on the first anniversary of the date on which such Non-Apollo Holder’s employment or other professional relationship with the Company or any of its Subsidiaries terminates, such Non-Apollo Holder shall not and shall cause its Affiliates (other than the Company and its Subsidiaries) not to (without the prior written consent of Apollo) directly or indirectly: (i) solicit, induce or attempt to solicit or induce any officer, director or employee of the Company or any of its Subsidiaries to terminate their relationship with or leave the employ of the Company or any such Subsidiary, or in any way interfere with the relationship between the Company or any such Subsidiary, on the one hand, and any officer, director or employee thereof, on the other hand, (ii) hire (or other similar arrangement) any Person (in any capacity whether as an officer, director, employee or consultant) who is or at any time was an officer, director or employee of the Company or any of its Subsidiaries until six (6) months after such individual’s relationship (whether as an officer, director or employee) with the Company or such Subsidiary has ended, or (iii) induce or attempt to induce any customer, supplier, prospect licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, prospect licensee or business relation, on the one hand, and the Company or any such Subsidiary, on the other hand.

9.2 Non-Compete. With respect to each Non-Apollo Holder (other than AOC (MHE)), during the period commencing on the date of this Agreement and ending on the first anniversary following the date on which such Non-Apollo Holder’s employment or other professional relationship with the Company or any of its Subsidiaries terminates (the “Non-Compete Period”), such Non-Apollo Holder shall not and shall cause its Affiliates (other than the Company and its Subsidiaries) not to (without the prior written consent of Apollo) directly or indirectly: (i) engage in any Competitive Business, (ii) render any services to any Competitive Business in a manner that enhances the capacity of such Competitive Business to engage in the production, sale, provision or distribution of products or services similar to those produced, sold, distributed or provided by the Company or any of its Subsidiaries, or (iii) acquire a financial interest in any Competitive Business. For purposes of this Section 9.2: (A) the phrase “directly or indirectly engage in” shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer of or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise, and (B) the term “Competitive Business” shall mean a business that engages in the production, sale, provision or distribution of products or services similar to those produced, sold, distributed or provided by the Company or any of its Subsidiaries during the period in which such Non-Apollo Holder was employed or retained by the Company or any Subsidiary of the Company. Notwithstanding the foregoing, nothing herein shall prohibit such Non-Apollo Holder from being a passive owner of not more than 2% of the outstanding equity securities of any class of a corporation or other entity that is publicly traded, or not more than 2% of any non-voting equity securities or debt securities of any corporation or other entity, so long as such Non-Apollo Holder has no active participation in the business of such corporation or other entity (including serving as a member of the board of directors or as a consultant). The obligations of each Non-Apollo Holder under this Section 9.2 shall apply to any geographic area or territory in which the Company or its Subsidiaries have engaged in business during such Non-Apollo Holder’s Non-Compete Period.

9.3 Non-Disparagement. Each Non-Apollo Holder (other than AOC (MHE)) acknowledges and agrees that during such time as such Person is employed with, or otherwise has another professional relationship with, the Company or any of its Subsidiaries and thereafter, such Person shall not, directly or indirectly, issue or communicate any public statement, or statement likely to become public, that is disparaging of, damaging to, or could reasonably be expected to be harmful to, the Company, any of its Subsidiaries, its business reputation, any product, practice or service thereof, or any officer, director or employee thereof, or Apollo or any of its Affiliates or any partner, officer, director or employee thereof. The foregoing shall not be violated by truthful responses to legal process or inquiry by a Governmental Authority.

9.4 Each Non-Apollo Holder (other than AOC (MHE)) acknowledges and agrees that the covenants set forth in this Section 9 are reasonable and necessary in order for the Company, Apollo, AOC (MHE) and the other Non-Apollo Holders to preserve and protect their legitimate business interests, that irreparable injury will result if such Non-Apollo Holder breaches any of the terms of such covenants and that damages would be an inadequate remedy for any breach (as set forth in Section 12.8). Accordingly, each Non-Apollo Holder (other than AOC (MHE)) acknowledges and agrees that in the event of a breach, or threatened breach, of any of the covenants contained in this Section 9, in addition to any other remedy that may be available at law or in equity, Apollo, AOC (MHE), the Company and its Subsidiaries will be entitled to specific performance and injunctive relief.

SECTION 10

TERMINATION

Subject to the terms of Section 3.1(k), Section 3.2(d), Section 8.16, and Section 11.8 this Agreement shall terminate on the first to occur of:

10.1 the date the Company consummates a Qualified Public Offering;

10.2 the complete liquidation of the Company and its Subsidiaries, or the sale, lease or other disposition by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; and

10.3 a unanimous written agreement, executed by all Stockholders, terminating this Agreement.

SECTION 11

LIMITED PREEMPTIVE RIGHTS

11.1 Right Generally.

(a) Issuances by the Company. If the Company proposes to issue New Securities to any Person (including Apollo), the Company shall, before such issuance, deliver to each of Apollo (if the offer is not initially to Apollo) and each other Stockholder (for the avoidance of doubt, including AOC (MHE)) an offer to issue to such Stockholders such New Securities upon the terms and conditions set forth in this Section 11 (a “Preemptive Offer”).

(b) Issuances by any Subsidiary. If any Subsidiary of the Company proposes to issue New Securities to any Person (including Apollo), the Company shall, before such issuance, cause such Subsidiary to deliver to each of Apollo (if the offer is not initially to Apollo) and each other Stockholder (for the avoidance of doubt, including AOC (MHE)) a Preemptive Offer; provided, however, that, no Preemptive Offer shall be required to the extent the issuance to the Stockholders of the New Securities proposed to be issued would be prohibited by the terms of any financing, security or collateral documents or agreements applicable to such Subsidiary.

(c) Each Preemptive Offer shall: (i) state that the Company, or a Subsidiary, as applicable, proposes to issue New Securities, (ii) specify the number of New Securities being issued and (iii) set forth all material terms and conditions (including purchase price) of such proposed issuance. Each Preemptive Offer shall remain open and irrevocable for a period of thirty (30) days (the “Preemptive Offer Period”) from the date of its delivery (subject, in the case of Non-Apollo Holders), to the proviso contained in the first sentence of Section 11.2(a)).

(d) Notwithstanding anything in this Section 11 to the contrary, any Preemptive Offer in respect of any Subsequent Issuance shall be made to, and may be accepted by, only those Stockholders, if any, that purchased Securities in the respective Initial Issuance (“Initial Purchasers”).

11.2 Acceptance; Allocation.

(a) Acceptance and Limitation. Each of Apollo and the Non-Apollo Holders may accept a Preemptive Offer, in whole or in part, by delivering to the Company or such applicable Subsidiary (in such instance, with a copy to the Company) a notice (the “Purchase Notice”) before the expiry of the Preemptive Offer Period; provided, however, that notwithstanding anything to the contrary in this Section 11, any Preemptive Offer (including as set forth in Section 11.1(d)) shall apply to, and may be accepted by, Non-Apollo Holders only if such Preemptive Offer has been accepted by Apollo. The Purchase Notice shall state the number (the “Preemptive Offer Number”) of New Securities such Stockholder desires to purchase, and whether such Stockholder desires the opportunity to participate in the allocation of any New Securities remaining after such New Securities are initially allocated in accordance with Section 11.2(b) (in such capacity, “Excess Interested Stockholders”).

(b) Allocation. If the sum of all Preemptive Offer Numbers is: (i) equal to or less than the number of New Securities proposed to be issued, then such New Securities shall be allocated among the Stockholders that have delivered Purchase Notices (“Electing Stockholders”) in accordance with their respective Purchase Notices, and any remaining balance shall be subject to Section 11.4, or (ii) greater than the number of New Securities proposed to be issued, then such New Securities shall be allocated among the Electing Stockholders as follows, subject to Section 11.3:

(1) any (x) issuance of New Securities by the Company and (y) Initial Issuance shall in each case be allocated in accordance with the lesser of (A) the Electing Stockholders’ respective Proportionate Percentages relative to all Electing Stockholders only, and (B) the amount set forth in the Purchase Notice; and

(2) any Subsequent Issuance shall be allocated among only the respective Initial Purchasers in accordance with the lesser of (A) such Initial Purchasers’ respective Proportionate Percentages (using the Securities issued in such Initial Issuance, rather than Restricted Securities) relative to each other, and (B) the amount set forth in the Purchase Notice.

11.3 Re-Offer of Excess. If the number of New Securities proposed to be issued or sold exceeds the sum of all Preemptive Offer Numbers as allocated pursuant to Section 11.2(b), then the Company shall, or shall cause its applicable Subsidiary to, re-offer such excess to the Excess Interested Stockholders, if any, on the terms and conditions of the original Preemptive Offer (provided that the response time shall be reduced to a period of five (5) days from receipt of each such notice), subject to further allocation in accordance with Section 11.2(b), mutatis mutandis, until all of such excess is allocated or there is no further desire by the Excess Interested Stockholders to acquire any of the remaining excess.

11.4 Sale. The Company may, for a period of ninety (90) days thereafter, offer, issue and sell the then remaining excess or any portion thereof, on the terms and conditions of the Preemptive Offer, to any Person. If such issuance and sale is not made to any Person within such ninety (90) day period, then the restrictions provided for in this Section 11 shall again become effective.

11.5 Closing. Any issuance of New Securities, pursuant to this Section 11, shall be made on a Business Day, as designated by the Company, not less than ten (10) and not more than thirty (30) days after expiration of the Preemptive Offer Period on those terms and conditions of the Preemptive Offer not inconsistent with this Section 11.

11.6 For purposes of this Section 11: (i) each of Apollo and AOC (MHE) may aggregate its Proportionate Percentages among other Stockholders in its respective Affiliated group to the extent that other Stockholders in its Affiliated group do not elect to purchase their respective Proportionate Percentages, (ii) whenever AOC (MHE) has any right to exercise its preemptive rights in connection with a Preemptive Offer (as set forth in this Section 11), such right may be exercised by AOC (MHE) on a “look through” basis, as though each of its underlying investors was AOC (MHE), in each case, in accordance with the Limited Partnership Agreement, and (iii) following any Initial Subsidiary Equity Issuance or any Initial Debt Issuance by a Subsidiary of the Company, the provisions of Section 3.1, Section 3.2 and Section 8 shall apply mutatis mutandis to such respective equity Securities or debt Securities.

11.7 Notwithstanding anything to the contrary set forth herein, Apollo may purchase all the New Securities being issued without complying with the foregoing provisions of this Section 11, provided, however, that following such purchase the Non-Apollo Holders shall have the right to purchase from Apollo, in accordance with the foregoing provisions of this Section 11, mutatis mutandis, New Securities on the same terms as Apollo purchased such New Securities. Apollo and the electing Stockholders shall use commercially reasonable efforts to effect any such sale on a tax efficient basis relative to the result that would have been obtained had the Electing Stockholders instead acquired such New Securities directly from the Company or such Subsidiary in the Preemptive Offer.

11.8 Solely with respect to AOC (MHE), the provisions of this Section 11 shall survive the consummation of a Qualified Public Offering to the extent that the Limited Partnership Agreement is in force and effect and has not been terminated.

SECTION 12

MISCELLANEOUS

12.1 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any Person or any circumstance, is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision, or the application thereof to any other Person or any other circumstance, or any other jurisdiction, and such invalid, void or otherwise unenforceable provision shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced or substituted by other suitable and equitable provisions, which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

12.2 Entire Agreement. Except for any Option Agreements, the Certificate, the Bylaws and any other documents delivered by the parties in connection herewith, including the exhibits, appendices and schedules thereto, this Agreement constitutes the entire agreement among the parties hereto and supersedes any other prior agreements and undertakings, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof.

12.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, Apollo and Non-Apollo Holders and their respective successors and permitted assigns. Except as otherwise expressly permitted pursuant to the terms of this Agreement (or with the prior written consent of Apollo), neither the Company nor the Non-Apollo Holders shall assign or otherwise Transfer their rights or obligations hereunder, and any attempted or purported Transfer of any such rights or obligations shall be void. Each of Apollo and AOC (MHE) shall have the right to assign or otherwise Transfer its rights and obligations hereunder to its respective Affiliates without the consent of any other party hereto.

12.4 Modifications; Amendments. The terms and provisions of this Agreement may not be modified, supplemented, amended or waived, except pursuant to a writing signed by the Company and the holders of a majority of the Common Stock; provided, however, that any such modification, supplement, amendment or waiver that materially adversely affects any Stockholder and is materially prejudicial to such Stockholder relative to all of the other Stockholders shall not be effected without the written consent of such affected Stockholder; provided, further, however, that AOC (MHE)’s rights under Sections 3, 8 , 10 and 11 shall not be modified or amended in a manner adverse to AOC (MHE) without AOC (MHE)’s consent.

12.5 Waiver. No course of dealing between the Company, Apollo and Non-Apollo Holders (or any of them), or any failure to or delay in exercising any rights, powers, privileges or remedies hereunder, will operate as a waiver of any rights, powers, privileges or remedies of any party to this Agreement; and no single or partial exercise of any such right, power, privilege or remedy shall preclude any other or further exercise thereof or of any other rights, powers, privileges or remedies. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

12.6 Table of Contents and Headings. The table of contents and section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

12.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof when so executed and delivered shall be deemed to be an original instrument enforceable against the parties actually executing counterparts, and all such counterparts together shall constitute but one agreement.

12.8 Remedies.

(a) Apollo and each other Stockholder shall have all rights and remedies reserved for Apollo or such Stockholder pursuant to this Agreement, any Option Agreement, the Certificate, the Bylaws and all other rights and remedies which Apollo or such Stockholder has been granted at any time under any other agreement or contract or has under any law or in equity.

(b) Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that any other party hereto shall, in addition to any other rights or remedies which it may have (including monetary damages), be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

(c) Subject to Section 12.10, the parties hereto agree that if any parties resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing party or parties to such proceeding shall be entitled to receive reasonable attorneys’ fees and expenses incurred in connection with such proceedings.

12.9 Notices. All notices, requests, consents and other communications to be given to any party hereunder shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)	if to the Company, to:

c/o Apollo Management VII, L.P.

9 West 57th Street, 48th Floor

New York, NY 10019

Facsimile: (212) 515-3251

Attention: Ms. Laurie D. Medley

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile: (212) 492-0574

Attention: John M. Scott, Esq.

(ii)	if to Apollo, to:

AP Georgia Holdings, LP

c/o Apollo Advisors (MHE), LLC

1 Manhattanville Road, Suite 201

Purchase, New York 10577

United States of America

Facsimile: (212) 515-3251

Attention: Ms. Laurie D. Medley

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile: (212) 492-0574

Attention: John M. Scott, Esq.

(iii)	if to any Non-Apollo Holder, to the address set forth opposite such Non-Apollo Holder’s name on Schedule I or in the Joinder signed by such Non-Apollo Holder.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally-recognized overnight courier, on the next Business Day, and in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

12.10 Arbitration. EXCEPT AS SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. Except as set forth in Section 4.1(e), any dispute, claim or controversy arising under, out of, or in connection with or in relation to this Agreement, or any breach, termination or validity thereof, shall be finally determined and settled by arbitration in New York, New York in accordance with the applicable rules of the American Arbitration Association in effect at the time of arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement pursuant to this Section 12.10, each party shall pay its own attorney’s fees and expenses regardless of whether in the opinion of the arbitrator deciding such action, or the court in which any such arbitration award is entered, there is a prevailing party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.11 Interpretive Matters. Unless the context otherwise requires: (i) all references to the preamble, sections, schedules or exhibits are to the Preamble, Sections, Schedules or Exhibits of, or to, this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) whenever the context may require, words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the term “including” and any variation thereof shall mean by way of example and not by way of limitation, and shall be deemed to be followed by the words “without limitation”, (v) references herein to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof, and (vi) references herein to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.12 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto may reasonably request in order to carry out and further the intent of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

12.13 Third Party Beneficiaries. The covenants of the Company contained in this Agreement: (i) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon), and (ii) are solely for the benefit of the Stockholders. Accordingly, except as expressly set forth herein (including in Sections 3.1(i), 4.1(d), 5.2(c), and 8), no third party (including any holder of Equity Securities) or anyone acting on behalf of any thereof, other than the Stockholders and their permitted assignees, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution (or any legal or equitable right, benefit or remedy of any nature whatsoever) against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

12.14 Additional Parties; Additional Equity Securities. In the event any Equity Securities are issued to a Person that is not a party hereto (including the issuance of Equity Securities upon the exercise or conversion of options, warrants or similar equity-linked Securities of the Company) at any time during the term of this Agreement, such Equity Securities, as a condition to their issuance, shall become subject to this Agreement via the execution of a Joinder substantially in the form of Exhibit A pursuant to which such Person agrees to become party hereto as a Non-Apollo Holder and have their Equity Securities subject to the terms of this Agreement (provided, however, that in the sole discretion of Apollo any or all of the rights, restrictions, obligations and duties that are otherwise applicable or available to AOC (MHE) hereunder may be granted to such Non-Apollo Holder pursuant to such Joinder). If any Stockholder acquires additional Equity Securities (including via the issuance of Equity Securities upon the exercise or conversion of options, warrants or similar equity-linked Securities of the Company), such Equity Securities shall automatically be subject to (and entitled to all the benefits of and subject to the restrictions related to) all of the terms of this Agreement.

12.15 Stock Splits, Mergers, etc. If, and as often as, there are any changes in any Equity Securities, as applicable, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization, or by any other means, appropriate adjustment shall be deemed to have been made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Equity Securities, as so changed.

12.16 No Right to Employment. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company or any of its Subsidiaries.

12.17 Confidential Information. Each Stockholder shall, and shall cause its Authorized Recipients to, hold in strict confidence and not disclose any Confidential Information of the Company, any other Stockholder, or any of their respective Subsidiaries or Affiliates that is provided or made available to, or otherwise known by or in the possession of, such Stockholder; provided, however, that the foregoing provision shall not apply to information which: (i) is or becomes generally known to the public (other than as a result of the breach of this Section 12.17 by such Stockholder or any of its Authorized Recipients); or (ii) is or becomes available to such Stockholder or one or more of its Authorized Recipients on a non-confidential basis from a source other than the Company or its Subsidiaries or any other Stockholder or their Authorized Recipients, or other Person otherwise restricted by law, contract or fiduciary duty. As used in this Agreement, the term “Confidential Information” means information, whether oral or written, that is not generally known to the public and that is used, developed or obtained by the Company or any of its Subsidiaries or any Stockholder, or any of their respective Affiliates, in connection with their respective businesses, including processes, ideas, inventions (whether patentable or not), know-how, formulae, schematics, trade secrets, trademarks, copyrights, patents, designs and all other intellectual property and proprietary information, books, records, financial statements, customer and prospect lists, details regarding products and services, marketing plans, techniques, strategies and information, sales information and all other technical, business, financial, customer and product development plans, forecasts, budgets, projections, analyses, compilations, strategies and information, previously, presently, or subsequently disclosed to any Stockholder or of its Authorized Recipients. For purposes of this Section 12.17, Confidential Information may be disclosed by any Stockholder (A) to any of its Affiliates, directors, officers, managers, stockholders, members, partners, employees, counsel, agents and authorized representatives who are, in each case, subject to a written confidentiality agreement pursuant to which such recipient of Confidential Information agrees to be bound by customary confidentiality undertakings or is otherwise bound by a duty of confidentiality (collectively, “Authorized Recipients”); and, notwithstanding the foregoing, (B)(x) solely with respect to Confidential Information that relates to the Company and its Subsidiaries (and not any other Stockholder) under a written confidentiality agreement pursuant to which such recipient of Confidential Information agrees to be bound by customary confidentiality undertakings; or (y) when compelled by governmental rule or regulation, or compelled by legal process or judicial or governmental order (including any subpoena, discovery or information request), provided, however, that such Stockholder (and/or its or their Authorized Recipients) shall provide the Company or other Stockholder (as the case may be) with prompt written notice thereof (including the circumstances relating to such obligation) and the Confidential Information to be disclosed as far in advance of its disclosure as reasonably practicable so that the Company or other Stockholder (as the case may be) may seek an appropriate protective order or other appropriate remedy, use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment, or waive compliance by such Stockholder. For purposes of clause (B)(y) of the preceding sentence, a Stockholder and its Authorized Recipients shall be entitled to rely conclusively on an opinion of its (or their) nationally recognized outside counsel that such Stockholder (and/or its or their Authorized Recipients) is (or are) compelled by governmental rule or regulation, legal process or court order to disclose any such Confidential Information.

12.18 Expenses. In the event that the Closing occurs, the Company will reimburse all reasonable and documented out-of-pocket fees and expenses of the Stockholders incurred in the negotiation, execution and delivery of this Agreement, including, fees and expenses of lawyers, tax and accounting advisors but not financial advisors (other than any financial advisor jointly engaged by Apollo on behalf of the Stockholders).

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement on the date first written above.

GEORGIA HOLDINGS, INC.

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President & Assistant Secretary

[GEORGIA STOCKHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement on the date first written above.

APOLLO OVERSEAS CO-INVESTORS (MHE), L.P.

By:	Apollo Advisors (MHE), LLC,
its General Partner

By:	Apollo Advisors VII, L.P.,
its Sole Member

By:	Apollo Capital Management VII, LLC,
its General Partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President and Assistant Secretary

[GEORGIA STOCKHOLDERS’ AGREEMENT]

AP GEORGIA HOLDINGS, LP

By:	AP Georgia Holdings GP, LLC its General Partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Authorized Person

[GEORGIA STOCKHOLDERS’ AGREEMENT]

Schedule I

Stockholder	Shares Owned	Address for Notices

APOLLO OVERSEAS CO-INVESTORS (MHE), L.P.	2,012,250 shares of Common Stock

Apollo Overseas Co-Investors (MHE), L.P.

c/o Apollo Advisors (MHE), LLC

1 Manhattanville Road, Suite 201

Purchase, New York 10577

United States of America

Attention: Laurie D. Medley

Facsimile: (212) 515-3251

Schedule I

Stockholder	Shares Owned	Address for Notices

AP GEORGIA HOLDINGS, LP	7,987,750 shares of Common Stock	AP Georgia Holdings LP c/o Apollo Advisors (MHE), LLC 1 Manhattanville Road, Suite 201 Purchase, New York 10577 United States of America Attention: Laurie D. Medley Facsimile: (212) 515-3251

Exhibit A

FORM OF JOINDER TO

STOCKHOLDERS AGREEMENT

THIS JOINDER (this “Joinder”) to that certain Stockholders Agreement, dated as of March 22, 2013, by and among GEORGIA HOLDINGS, INC., a Delaware corporation (the “Company”), AP GEORGIA HOLDINGS, LP, a Delaware limited partnership (“Apollo”), APOLLO OVERSEAS CO-INVESTORS (MHE), L.P., a Delaware limited partnership (“AOC (MHE)”), and the other Stockholders of the Company that from time to time, after the date hereof, become a party thereto (the “Agreement”), is made and entered into as of [—] by and between the Company and [Holder] (“Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain shares of Common Stock, and the Agreement and the Company require Holder, as a holder of Common Stock, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder agree as follows:

1. Agreement to be Bound. Holder agrees that upon execution of this Joinder, [he, she or it] shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Non-Apollo Holder for all purposes thereof.1 In addition, Holder hereby agrees that all Common Stock held by Holder shall be deemed Restricted Shares for all purposes of the Agreement.2

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Common Stock and the respective successors and assigns of each of them, so long as they hold any shares of Common Stock.

3. Counterparts. This Joinder may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[1]	In the discretion of Apollo, any or all of the supplemental rights, restrictions, obligations and duties that are otherwise applicable or available to AOC (MHE) under the Agreement may be granted to such additional Non-Apollo Holder.
[2]	With respect to the initial group of management stockholders that execute the Agreement at Closing, or execute Joinders to the Agreement shortly after Closing, the Company shall pay for any Repurchased Shares, acquired pursuant to Section 4.1, in cash unless otherwise agreed by such parties.

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4. Notices. For purposes of Section 12.9 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Attention]

[Facsimile Number]

5. Governing Law. EXCEPT AS SET FORTH BELOW, THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

GEORGIA HOLDINGS, INC.

By:
Name:
Title:

AP GEORGIA HOLDINGS, LP

By:	AP Georgia Holdings GP, LLC,
its general partner

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

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